EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE July 30, 2004	CONTACT:	Thomas A. Young, Jr. Paul M. Harbolick, Jr.

Alliance Bankshares Reports Second Quarter Results
Strong loan growth with a detailed focus on asset quality result in consistent, sustained earnings

CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ: ABVA) today reported financial results for second quarter 2004 and its sixteenth consecutive quarterly profit. For the quarter ended June 30, 2004, the Company reported earnings of $659 thousand and earnings for the first half of 2004 of $1.3 million. Additionally, the Company reported total assets grew to a record $485.3 million.

“We had excellent growth in the core banking unit,” said Thomas A. Young, Jr., President and CEO. “Our strategic hiring of experienced lending professionals during 2004 along with our existing team resulted in a disciplined $32.5 million of loan growth in the first half of 2004 representing an increase of 27.4%. As the interest rate environment has changed and not unlike many mortgage banking organizations, our second quarter mortgage banking revenue was lower than the same period in 2003. We remain focused on maintaining and developing a solid purchase money mortgage origination business,” continued Young.

Earnings per share, diluted for the quarter were $.13 compared to $.35 for the same period one year ago. The decrease is primarily attributable to the increase in the number of diluted shares outstanding and a decrease in gains from the sale of securities. Approximately $.17 of the 2003 second quarter diluted earnings per share were related to a strong level of investment securities gains. In February 2004, the Company issued an additional 1,481,470 shares in an over-subscribed secondary stock offering. Diluted shares outstanding for the quarter ended June 30, 2004 were 5,101,106 compared to 3,457,193 shares outstanding as of June 30, 2003.

Earnings per share, diluted for the first six months were $.28 compared to $.68 for the same period one year ago. The decrease is primarily attributable to the increase in the number of diluted shares outstanding and a decrease in gains from the sale of securities. Approximately $.34 of the 2003 diluted earnings per share were directly related to the level of investment securities gains. Diluted shares outstanding for the six months ended June 30, 2004 were 4,680,074 compared to 3,426,561 diluted shares outstanding as of June 30, 2003.

Total assets grew to $485.3 million from $356.7 million as of December 31, 2003 or a 36.1% increase. The loan portfolio grew to $151.3 million or $54.8 million greater than the June 30, 2003 level of $96.5 million and $32.5 million greater than the December 31, 2003 level of $118.8 million. Deposits amounted to $375.9 million as of June 30, 2004, or $99.2 million greater than the December 31, 2003 level of $276.7 million. As of June 30, 2004, we had $26.9 million in Loans Held for Sale compared to $33.9 million as of June 30, 2003. Investment securities amounted to $200 million as June 30, 2004 compared to $175.1 million as of December 31, 2003 or $155.5 million as of June 30, 2003.

“Both Alliance Bank and Alliance Home Funding have established excellent foundations from which to expand,” said Thomas P. Danaher, Chairman of the Board of Directors for Alliance Bankshares Corporation. “The efforts of our lending and branching initiatives continue to show excellent results. Our loan portfolio has grown significantly without sacrificing yield or quality. As we mature, we expect to see strong growth in our loan portfolio,” added Danaher.

Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission

More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.

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ALLIANCE BANKSHARES CORPORATION
 Balance Sheets

	June 30,	December 31,	June 30,
	2004*	2003	2003*
	(Dollars in thousands, except per share)
ASSETS

Cash and due from banks	$24,850	$11,321	$28,990
Federal funds sold	74,863	32,709	56,493
Investment securities available-for-sale, at fair value	199,922	174,999	155,370
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	26,875	13,033	33,877
Loans, net of unearned discount and fees	151,307	118,762	96,507
less: allowance for loan losses	(1,643)	(1,444)	(1,280)

Loans, net	149,664	117,318	95,227

Premises and equipment, net	1,990	1,764	1,799
Other assets	7,067	5,494	3,518

TOTAL ASSETS	$485,331	$356,738	$375,374

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$162,105	$88,874	$137,928
Interest-bearing deposits	213,833	187,865	156,239

Total deposits	375,938	276,739	294,167

Repurchase agreements and other borrowed funds	35,294	35,251	30,116
Federal Home Loan Bank advances	20,000	13,000	18,500
Trust Preferred Capital Notes	10,000	10,000	10,000
Other liabilities	1,894	2,393	2,264
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	443,126	337,383	355,047

STOCKHOLDERS’ EQUITY	42,205	19,355	20,327

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$485,331	$356,738	$375,374

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Income Statements

	Quarter Ended	Quarter Ended	Six Months	Six Months
	June 30,	June 30,	June 30,	June 30,
	2004*	2003*	2004*	2003*
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$2,250	$1,863	$4,080	$3,690
Investment securities	1,989	1,564	4,025	3,093
Federal funds sold	125	98	214	145

Total interest income	4,364	3,525	8,319	6,928

INTEREST EXPENSE:
Deposits	1,194	909	2,309	1,686
Purchased funds and other borrowings	406	370	806	781

Total interest expense	1,600	1,279	3,115	2,467

Net interest income	2,764	2,246	5,204	4,461
Provision for loan losses	135	124	220	211

Net interest income after provision for loan losses	2,629	2,122	4,984	4,250

OTHER INCOME:
Deposit account service charges	47	47	87	84
Gain on loan sales	1,548	1,970	2,677	3,086
Gain on sale of available-for-sale securities	27	862	326	1,741
Other operating income	48	18	119	41

Total other income	1,670	2,897	3,209	4,952

OTHER EXPENSES:
Salaries and employee benefits	1,936	1,775	3,680	3,154
Occupancy expense	323	218	614	423
Equipment expense	175	140	332	274
Operating expenses	1,005	1,126	1,894	1,961

Total other expenses	3,439	3,259	6,520	5,812

INCOME BEFORE INCOME TAXES	860	1,760	1,673	3,390
Income tax expense	201	551	372	1,057

NET INCOME	$659	$1,209	$1,301	$2,333

Net income per common share, basic	$0.14	$0.38	$0.30	$0.73

Net income per common share, diluted	$0.13	$0.35	$0.28	$0.68

Weighted average number of shares, basic	4,751,878	3,197,823	4,309,095	3,185,238

Weighted average number of shares, diluted	5,101,106	3,462,890	4,680,074	3,429,368

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Statistical Information

	June 30,		June 30,
	2004*		2003*
	(Dollars in thousands, except per share)
Performance Information:

For The Quarter Ended,
Earnings per share, basic	$0.14		$0.38
Earnings per share, diluted	0.13		0.35
Return on average assets	0.61%		1.47%
Return on average equity	6.16%		24.89%
Net interest margin**	2.90%		3.10%

For The Six Months Ended,
Earnings per share, basic	$0.30		$0.73
Earnings per share, diluted	0.28		0.68
Return on average assets	0.65%		1.53%
Return on average equity	7.24%		24.86%
Net interest margin **	2.93%		3.30%

Credit Quality Ratios:
Allowance for loan losses to total loans	1.09%		1.33%
Allowance for loan losses to non-accrual loans	16.4	X	213.3	X
Allowance for loan losses to nonperforming assets	16.4	X	213.3	X
Nonperforming assets to total assets	0.02%		0.00%
Net chargeoffs to average loans	0.01%		0.00%

Capital Information:
Book value per share	$8.87		$6.31
Tier I risk-based capital ratio	20.1%		14.5%
Total risk-based capital ratio	20.8%		18.4%
Leverage capital ratio	10.8%		7.3%
Total equity to total assets ratio	8.7%		5.4%

*	Unaudited financial results

**	On a fully tax-equivalent basis assuming a 34% federal tax rate.